                                   FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                       AMENDMENT TO APPLICATION OR REPORT

                  Filed pursuant to Section 12, 13 and 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

                                 ACR GROUP, INC.


                                 AMENDMENT NO. 1


         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated September 9, 1997, as set forth in the pages attached hereto:

         Item 7.  Financial Statements and Exhibits

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             ACR GROUP, INC.



Date:   November 24, 1997                    By:   /s/ Anthony R. Maresca
       ---------------------                       --------------------------
                                                   Anthony R. Maresca
                                                   Senior Vice President and
                                                   Chief Financial Officer

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

        (A)  Financial Statements of Business Acquired:

             1.   Report of Independent Auditors.

             2. Balance Sheets of Contractors Heating and Supply Company as of December 31, 1996 and 1995.

             3. Statements of Income and Retained Earnings of Contractors Heating and Supply Company for the years ended December 31, 1996 and 1995.

             4. Statements of Cash Flows of Contractors Heating and Supply Company for the years ended December 31, 1996 and 1995.

             5.   Notes to Financial Statements.

        (B) Pro Forma Financial Information:

             1. ACR Group, Inc. and Contractors Heating and Supply Company Unaudited Pro Forma Consolidated Financial Information.

                  (a) Unaudited Pro Forma Consolidated Balance Sheet of ACR Group, Inc. and Contractors Heating and Supply Company as of August 31, 1997.

                  (b) Unaudited Pro Forma Consolidated Statement of Income of ACR Group, Inc. and Contractors Heating and Supply Company for the six-month period from March 1, 1997 to August 31, 1997.

                  (c) Unaudited Pro Forma Consolidated Statement of Income of ACR Group, Inc. and Contractors Heating and Supply Company for the year ended February 28, 1997.

                  (d) Notes to Unaudited Pro Forma Consolidated Financial Information.

                     Contractors Heating and Supply Company

                              Financial Statements


                     Years ended December 31, 1996 and 1995





                                    CONTENTS

Report of Independent Auditors............................................1

Audited Financial Statements

Balance Sheets............................................................2
Statements of Income and Retained Earnings................................3
Statements of Cash Flows..................................................4
Notes to Financial Statements.............................................5

                         Report of Independent Auditors

Board of Directors
Contractors Heating and Supply Company

We have audited the accompanying balance sheets of Contractors Heating and Supply Company (the "Company") as of December 31, 1996 and 1995, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contractors Heating and Supply Company at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




November 14, 1997


                                                            ERNST & YOUNG LLP

                     Contractors Heating and Supply Company

                                 Balance Sheets

                                                                      DECEMBER 31
                                                                 1996              1995
                                                              -------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                 $ 1,361,966    $   698,627
   Accounts receivable                                         1,696,639      1,893,743
   Inventories:
      Raw materials                                              757,927        680,562
      Finished goods                                           1,890,657      1,675,986
                                                             -----------    -----------
                                                               2,648,584      2,356,548
   Prepaid expenses                                               24,972         72,514
                                                             -----------    -----------
Total current assets                                           5,732,161      5,021,432

Property and equipment, at cost:
   Land and buildings                                          2,122,486      2,078,554
   Equipment                                                     937,815        860,404
   Autos and trucks                                              311,215        294,558
                                                             -----------    -----------
                                                               3,371,516      3,233,516
Less accumulated depreciation                                  1,855,160      1,674,375
                                                             -----------    -----------
                                                               1,516,356      1,559,141

Cash surrender value of life insurance                           189,523        184,921
                                                             -----------    -----------
Total assets                                                 $ 7,438,040    $ 6,765,494
                                                             ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                          $ 2,260,694    $ 2,054,469
   Accrued liabilities                                           400,209        414,561
                                                             -----------    -----------
Total current liabilities                                      2,660,903      2,469,030

Long-term debt with related parties                              880,000        880,000
                                                             -----------    -----------
Total liabilities                                              3,540,903      3,349,030

Stockholders' equity:
   Class A common stock, nonvoting, no par value:
      Authorized shares - 1,000
      Issued and outstanding shares - 100                             --             --
   Class B common stock, voting, $0.01
   par value:
      Authorized shares - 10
      Issued and outstanding shares - 2                               --             --
   Additional paid-in capital                                    793,845        793,845
   Retained earnings                                           3,103,292      2,622,619
                                                             -----------    -----------
Total liabilities and stockholders' equity                   $ 7,438,040    $ 6,765,494
                                                             ===========    ===========

See accompanying notes.

                     Contractors Heating and Supply Company

                   Statements of Income and Retained Earnings

                                                                 YEAR ENDED DECEMBER 31
                                                                 1996             1995
                                                             ------------      ------------
Sales                                                        $ 20,176,773      $ 18,065,050
Cost of sales                                                  14,341,860        12,988,851
                                                             ------------      ------------
Gross profit on sales                                           5,834,913         5,076,199
Selling, general, and administrative expenses                   3,915,399         3,863,815
                                                             ------------      ------------
Operating income                                                1,919,514         1,212,384
Interest and other income                                          24,376            61,599
Interest expense                                                   87,904            88,000
                                                             ------------      ------------
Net income                                                      1,855,986         1,185,983

Retained earnings at beginning of year                          2,622,619         3,076,401
Dividends paid                                                 (1,375,313)       (1,639,765)
                                                             ------------      ------------
Retained earnings at end of year                             $  3,103,292      $  2,622,619
                                                             ============      ============




See accompanying notes.

                     Contractors Heating and Supply Company

                            Statements of Cash Flows

                                                                              YEAR ENDED DECEMBER 31
                                                                              1996              1995
                                                                          ------------      ------------
OPERATING ACTIVITIES
Net income                                                                $  1,855,986      $  1,185,983
Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation                                                             240,249           200,408
      Gain on sale of assets                                                        --              (250)

Changes in operating asset and liability accounts:
   Decrease (increase) in accounts receivable                                  197,104          (346,997)
   Increase in inventories                                                    (292,036)         (217,804)
   Increase in cash surrender value of insurance                                (4,602)          (13,804)
   Decrease in prepaid expense                                                  47,542           164,068
   Increase in accounts payable and accrued liabilities                        191,873           483,437
                                                                          ------------      ------------
Net cash provided by operating activities                                    2,236,116         1,455,041

INVESTING ACTIVITIES
Purchases of property and equipment - net                                     (197,464)         (288,110)
                                                                          ------------      ------------
Net cash used in investing activities                                         (197,464)         (288,110)

FINANCING ACTIVITIES
Proceeds from long-term debt                                                   530,000           350,000
Payments on long-term debt                                                    (530,000)               --
Dividends paid                                                              (1,375,313)       (1,639,765)
                                                                          ------------      ------------
Net cash used in financing activities                                       (1,375,313)       (1,289,765)
                                                                          ------------      ------------
Net increase (decrease) in cash and cash equivalents                           663,339          (122,834)
Cash and cash equivalents at beginning of year                                 698,627           821,461
                                                                          ------------      ------------
Cash and cash equivalents at end of year                                  $  1,361,966      $    698,627
                                                                          ============      ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest                                    $     87,904      $     88,000
                                                                          ============      ============

See accompanying notes.

                     Contractors Heating and Supply Company

                          Notes to Financial Statements


                                December 31, 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Contractors Heating and Supply Company (the "Company") is a wholesale distributor of heating and air conditioning equipment and supplies operating in the states of Colorado and New Mexico.

In 1985 the predecessor to Contractors Heating and Supply Company (the "Predecessor") merged with Gambray, Inc., and the assets and liabilities were restated to their fair values. As part of the merger, new shares of Contractors Heating and Supply Company common stock were issued in exchange for all the outstanding shares of Gambray, Inc., which, along with the old shares of the Predecessor, were then canceled.

INCOME TAXES

The Company is an S Corporation; accordingly, the individual stockholders include the taxable income in their personal tax returns and no income tax expense is recorded in the Company's books and records.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in both bank and money market accounts.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out basis) or market.

DEPRECIATION

Depreciation is provided using straight-line and accelerated methods based on the following useful lives:

Buildings                               10 - 40 years
Equipment                                3 - 10 years
Autos and trucks                              5 years

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue upon the transfer of title to the customer, which generally coincides with shipment.

                    Contractors Heating and Supply Company

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LIFE INSURANCE POLICIES

The Company's Class B stockholders have entered into a buy-sell arrangement which provides that upon the death of either stockholder, the remaining stockholder will purchase the ownership interest of the deceased stockholder and his family members at a predetermined value. The arrangement is fully funded by life insurance policies, the premiums of which are paid by the Company. The Company is entitled to receive the cash surrender value of the policies in the event the policies expire.

2. LINE OF CREDIT

The Company has a line of credit with a commercial bank for borrowings of up to $500,000, with interest on advances at the bank's prime rate. There were no amounts outstanding under the line of credit at December 31, 1996 and 1995.

The line of credit is secured by accounts receivable, inventories, and equipment. In addition, if the Company used this line of credit, there would be certain working capital, debt to equity, and other requirements.

3. LONG-TERM DEBT WITH RELATED PARTIES

In 1984, the Company entered into a $530,000 promissory note with a third party. In July 1996, the Company entered into a revolving credit facility with an affiliated company to borrow up to $800,000 and borrowed $530,000 under the credit facility to repay the 1984 promissory note. Principal is due in full on June 30, 2006, with interest payable quarterly at 10%. The credit facility is secured by land and buildings in Denver, Colorado. At December 31,1996, the outstanding balance under the credit facility was $530,000.

In December 1994, the Company entered into a promissory note with its owners to borrow up to $600,000. Principal is due in full on December 31, 1999, with interest payable monthly at 10%. In January 1995, the Company borrowed $350,000 on the promissory note and this amount remained outstanding at December 31, 1996 and 1995. The promissory note is secured by land and buildings in Colorado Springs, Colorado, and Albuquerque, New Mexico.

4. CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable.

The Company maintains its cash and cash equivalent balances in primarily one financial institution in Denver, Colorado. The balances are insured up to $100,000 by the Federal Deposit Insurance Corporation. At December 31, 1996 and 1995, the Company's uninsured cash and cash equivalent balances were approximately $1,262,000 and $599,000, respectively.

                    Contractors Heating and Supply Company

4. CONCENTRATION OF CREDIT RISK (CONTINUED)

Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers in the Company's customer base and the Company's policies granting credit to customers. As of December 31, 1996 and 1995, the Company had no significant concentrations of credit risk.

5. LEASE COMMITMENT

In 1996, the Company began leasing office and warehouse space in Glenwood Springs, Colorado. Future minimum rental payments under the lease are $35,364 and $36,252 for 1997 and 1998, respectively.

Rent expense incurred for the year ended December 31, 1996 was $37,500.

6. DEFINED CONTRIBUTION PLAN

The Company sponsors a defined contribution plan commonly referred to as a 401(k) plan covering substantially all of its employees. Contributions are 50% of the participating employees' contributions up to a maximum of 5% of their regular salaries. Contributions totaled approximately $13,800 and $12,000 for the years ended December 31, 1996 and 1995, respectively.

7. SUBSEQUENT EVENTS

Subsequent to December 31, 1997, cash dividends of $1,800,000 were distributed to the Company's stockholders.

On September 9, 1997, ACR Group, Inc., through its wholly owned subsidiary, Contractors Heating & Supply, Inc., a Texas corporation, acquired certain of the assets and assumed certain of the liabilities of Contractors Heating and Supply Company. Upon closing of this transaction, the Company has been renamed Gambray, Inc. The accompanying financial statements present the historical information of the Company and do not give effect to this transaction.

                               ACR GROUP, INC. AND
                     CONTRACTORS HEATING AND SUPPLY COMPANY
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         On September 9, 1997, ACR Group, Inc. (the "Company"), through its wholly-owned subsidiary, Contractors Heating & Supply, Inc., a Texas corporation ("CHS") acquired certain of the assets, and assumed certain of the liabilities, of Contractors Heating and Supply Company, a Colorado corporation (the "Seller"). Concurrent with the closing of the transaction, the Seller changed its name to Gambray, Inc. A copy of the Asset Purchase Agreement is filed as an exhibit to the Company's Current Report on Form 8-K dated September 9, 1997, File No. 0-12490, and reference is made to such Agreement for details of the terms of the acquisition.

         The accompanying unaudited pro forma consolidated financial information ("Pro Formas") includes (i) a pro forma consolidated balance sheet as of August 31, 1997, assuming that the transaction was completed as of such date, and (ii) pro forma consolidated statements of income and retained earnings for the year ended February 28, 1997 and for the six-month period ended August 31, 1997, assuming that the transaction was completed as of March 1, 1996. The Pro Formas are derived from (a) the Company's audited historical consolidated financial statements for the fiscal years ended February 28, 1997, February 29, 1996 and February 28, 1995, which are included in the Company's Annual Report on Form 10-K for the year ended February 28, 1997, (b) the Company's unaudited financial statements for the six-month period ended August 31, 1997, which are included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1997, (c) audited historical financial statements of Seller for the years ended December 31, 1996 and 1995, which are included with this report and (d) unaudited interim financial statements of Seller for the six-month period ended August 31, 1997.

         The Pro Formas should be read in conjunction with the related notes thereto and the historical financial statements of the Company and the historical financial statements of the Seller referred to above. The Pro Formas are not necessarily indicative of either the results that actually would have been reported had the transaction been completed on the dates indicated, or of future operations. The effects of the transaction will be reflected in the Company's results of operations from the effective date of the transaction.

                                 ACR GROUP, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                AUGUST 31, 1997
                                   (unaudited)

                                                       Contractors
                                     ACR Group,        Heating and        Pro Forma             Pro Forma
                                       Inc.             Supply Co.         Adjustments            Combined
                                   -------------      -------------     -------------         -------------
Current assets:
  Cash and cash equivalents        $     496,992      $   1,184,931     $    (783,911) (A)    $     563,012
                                                                             (335,000) (B)
  Accounts receivable, net            13,334,359          1,859,374                              15,193,733
  Inventories                         14,437,228          2,180,543                              16,617,771
  Prepaid expenses and other             172,740            178,121          (173,685) (A)          177,176
  Deferred income taxes                  347,000                                                    347,000
                                   -------------      -------------     -------------         -------------
     Total current assets             28,788,319          5,402,969        (1,292,596)           32,898,692
                                   -------------      -------------     -------------         -------------

Property and equipment, net of                                             (1,125,242) (A)
 accumulated depreciation              3,655,773          1,588,373           202,334  (B)        4,321,238
Deferred income taxes                    693,000                                                    693,000
Goodwill, net of accumulated                                                 (100,000) (A)
  amortization                         2,760,486            100,000         3,745,962  (B)        6,506,448
Other assets                             463,199                                                    463,199
                                   -------------      -------------     -------------         -------------
     Total assets                  $  36,360,777      $   7,091,342     $   1,430,458         $  44,882,577
                                   =============      =============     =============         =============

Current liabilities:
 Current maturities of                                                     (1,200,000) (B)
   long-term debt                  $   1,418,642      $   1,200,000     $     400,000  (B)    $   1,818,642
 Accounts payable                     14,261,340          1,446,646                              15,707,986
 Accrued expenses and
   other liabilities                   1,398,280            572,058          (198,219) (A)        1,772,119
                                   -------------      -------------     -------------         -------------
     Total current liabilities        17,078,262          3,218,704          (998,219)           19,298,747
                                   -------------      -------------     -------------         -------------

Long-term debt, less                                                       (1,157,102) (A)
  current maturities                  11,326,020          1,157,102         6,301,315  (B)       17,627,335
                                   -------------      -------------     -------------         -------------
     Total liabilities                28,404,282          4,375,806         4,145,994            36,926,082
                                   -------------      -------------     -------------         -------------

Shareholders' equity
  Common stock                           103,800                  0                                 103,800
  Additional paid-in capital          41,621,740            793,845          (793,845) (A)(B)    41,621,740
  Accumulated deficit                (33,769,045)         1,921,691        (1,921,691) (A)(B)   (33,769,045)
                                   -------------      -------------     -------------         -------------
  Total shareholders' equity           7,956,495          2,715,536        (2,715,536)            7,956,495
                                   -------------      -------------     -------------         -------------
                                   $  36,360,777      $   7,091,342     $   1,430,458         $  44,882,577
                                   =============      =============     =============         =============


     See notes to Unaudited Pro Forma Consolidated Financial Information.

                                 ACR GROUP, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED FEBRUARY 28, 1997
                                   (unaudited)

                                                   Contractors
                                  ACR Group,       Heating and       Pro Forma          Pro Forma
                                    Inc.            Supply Co.      Adjustments         Combined
                                ------------      ------------      ------------      ------------
Sales                           $ 78,371,020      $ 20,176,773      $                 $ 98,547,793
Cost of sales                     63,285,694        14,341,860                          77,627,554
                                ------------      ------------      ------------      ------------
Gross profit                      15,085,326         5,834,913                          20,920,239

Selling, general and                                                     137,133  (C)
 administrative expenses         (13,859,797)       (3,915,399)         (276,000) (D)  (18,007,712)
                                                                         (93,649) (E)

Commission income                    290,919                                               290,919
Energy services income, net          142,226                                               142,226
                                ------------      ------------      ------------      ------------
Operating income                   1,658,674         1,919,514          (232,516)        3,345,672

                                                                          87,904  (C)
Interest expense, net               (925,409)          (87,904)         (603,118) (F)   (1,528,527)
Other non-operating income           153,238            24,376                             177,614
                                ------------      ------------      ------------      ------------
Income before taxes                  886,503         1,855,986          (747,730)        1,994,759

Provision (benefit) for
  income taxes:
  Current                            101,715                              84,133  (G)      185,848
  Deferred                          (360,000)                                             (360,000)
                                ------------      ------------      ------------      ------------
Net income                      $  1,144,788      $  1,855,986      $   (831,863)     $  2,168,911
                                ============      ============      ============      ============
Average outstanding
  common and equivalent
  shares
    Primary                       10,884,495                                            10,884,495
    Fully diluted                 10,913,309                                            10,913,309

Earnings per share
    Primary                     $       0.11                                          $       0.20
    Fully diluted                       0.10                                                  0.20



     See notes to Unaudited Pro Forma Consolidated Financial Information.

                                 ACR GROUP, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                FOR THE SIX-MONTH PERIOD ENDED AUGUST 31, 1997
                                   (unaudited)

                                                   Contractors
                                  ACR Group,      Heating and        Pro Forma          Pro Forma
                                     Inc.          Supply Co.       Adjustments         Combined
                                ------------      ------------      ------------      ------------
Sales                           $ 48,223,439      $  9,469,540      $                 $ 57,692,979
Cost of sales                     38,772,525         6,917,159                          45,689,684
                                ------------      ------------      ------------      ------------
Gross profit                       9,450,914         2,552,381                          12,003,295

Selling, general and                                                      68,567  (C)
 administrative expenses          (8,037,034)       (2,116,407)         (138,000) (D)  (10,269,699)
                                                                         (46,825) (E)

Commission income                     94,894                                                94,894
Energy services income, net           89,491                                                89,491
                                ------------      ------------      ------------      ------------
Operating income                   1,598,265           435,974          (116,258)        1,917,981

                                                                          52,001  (C)
Interest expense, net               (688,310)          (52,001)         (301,559) (F)     (989,869)
Other non-operating income            81,206            63,340                             144,546
                                ------------      ------------      ------------      ------------
Income before taxes                  991,161           447,313          (365,816)        1,072,658

Provision (benefit) for
  income taxes:
  Current                            (41,810)                              8,983  (G)      (32,827)
  Deferred
                                ------------      ------------      ------------      ------------
Net income                      $    949,351      $    447,313      $   (356,833)     $  1,039,831
                                ============      ============      ============      ============

Average outstanding
  common and equivalent
  shares                          11,671,144                                            11,671,144
                                ============                                          ============

Earnings per share              $       0.08                                          $       0.09
                                ============                                          ============



     See notes to Unaudited Pro Forma Consolidated Financial Information.

                          NOTES TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL INFORMATION



Pro forma adjustments relating to the accompanying pro forma consolidated financial statements of ACR Group, Inc. have been made using the purchase method of accounting and are based on the following assumptions:

         (1) The Company borrowed $5,701,315 under its bank line of credit for the cash portion of the purchase price and to pay
               $1,200,000 of indebtedness of the Seller to certain of its shareholders which was assumed by the Company. The line of credit bears interest at the prime rate plus 1/2% (currently 9%). In addition, the Company issued a note to Gambray, Inc., the selling shareholder ("Gambray Note"), in the amount of $1,200,000. The Gambray note bears interest at 9% per annum and is payable in quarterly installments, plus interest, over three years. CHS will pay transaction costs out of currently available funds.

         (2) Certain assets of the Seller, including land and buildings occupied by the operating facilities, were not acquired by the Company. The Company has entered into operating leases for the continued use of such facilities.

         (3) The excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill. Goodwill is amortized based on an amortization period of forty years.

         (4) The Company has previously unbenefitted net operating loss carryforwards which are sufficient to benefit the incremental taxable income associated with the acquisition and, accordingly, income taxes are provided principally for state income taxes.

The following notes describe the pro forma adjustments reflecting in the accompanying pro forma financial statements.

         (A) To eliminate assets of the Seller that were not acquired, and liabilities that were not assumed, by the Company.

         (B) To record the excess of fair value over net book value of assets acquired, the debt incurred and the goodwill recorded in connection with the acquisition of LFI, and the effect on equity of the acquired entity in accordance with the principles of purchase accounting.

         (C) To eliminate depreciation attributable to the Seller's assets not acquired by the Company, and to record depreciation on the excess of fair value over net book value of assets acquired.

         (D) To record rent expense for the occupancy of buildings retained by Seller.

                          NOTES TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL INFORMATION
                                   (continued)



         (E) To record amortization of goodwill relating to the assets acquired.

         (F) To record interest expense on the acquisition indebtedeness and the Gambray note, and to eliminate interest expense of the Seller on debt that was not assumed by the Company.

         (G) To record the income tax effects of (i) the net income recognized by the Seller for the periods presented, and (ii) the pro forma adjustments relating to asset acquired and liabilites assumed by the Company.